(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President and Chief Financial Officer
Telephone: 978.284.4000

MKS Instruments Reports First Quarter 2007 Financial Results

Record sales on strong demand for process-critical technologies

Wilmington, Mass., April 26, 2007 — MKS Instruments, Inc. (NASDAQ: MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported first quarter 2007 financial results.

MKS reported record quarterly sales of $211.4 million, up 18 percent from $179.1 million in the first quarter of 2006, and up 6 percent from $199.9 million in the fourth quarter of 2006.

Net income increased by 77 percent to $27.3 million, or $0.48 per diluted share, from $15.4 million, or $0.28 per diluted share, in the first quarter of 2006, and by 3 percent from $26.5 million, or $0.47 per diluted share, in the fourth quarter of 2006.

Non-GAAP net earnings, which exclude amortization of acquired intangible assets and special items, increased by 53 percent to $29.9 million, or $0.52 per diluted share, from $19.6 million, or $0.35 per diluted share, in the first quarter of 2006, and by 15 percent from $25.9 million, or $0.46 per diluted share, in the fourth quarter of 2006.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Leo Berlinghieri, Chief Executive Officer and President, said, “After achieving an outstanding 2006, we generated record first quarter sales on strong demand for our process-critical technologies in the semiconductor market, as our customers’ process performance and productivity requirements continued to increase.

“We are focused on leveraging our broad technology portfolio to grow our business in key semiconductor process areas and in attractive, less cyclical non-semiconductor market sectors. Our outlook anticipates variations in customer order patterns across markets. Considering these fluctuations, and given our higher than expected 6 percent sequential growth in the first quarter and the semiconductor industry’s more cautious outlook, we anticipate that second quarter 2007 sales could range from $195 to $205 million. Net income could range from $0.36 to $0.42 per diluted share on approximately 58.0 million shares outstanding. Non-GAAP net earnings could range from $0.41 to $0.47 per diluted share.”

Management will discuss first quarter financial results on a conference call today at 8:30 a.m. (Eastern Time). Dial-in numbers are 1-800-218-4007 for domestic callers and 303-262-2130 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through May 3, 2007, dial 303-590-3000, pass code 11087365#.

MKS Instruments, Inc. is a leading worldwide provider of process control solutions for improving productivity in advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment and other markets. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers’ uptime, yield and throughput, and return on invested capital.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

###

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31, 2007	March 31, 2006	December 31, 2006
Net sales	$211,432	$179,061	$199,895
Cost of sales	118,570	105,316	112,638

Gross profit	92,862	73,745	87,257
Research and development	18,299	16,057	18,018
Selling, general and administrative	34,576	29,765	34,621
Amortization of acquired intangible assets	4,107	5,254	4,020
Purchase of in-process technology	—	800	—

Income from operations	35,880	21,869	30,598
Interest income, net	3,305	1,430	2,797

Income before income taxes	39,185	23,299	33,395
Provision for income taxes	11,895	7,864	6,902

Net income	$27,290	$15,435	$26,493

Net income per share:
Basic	$0.48	$0.28	$0.47
Diluted	$0.48	$0.28	$0.47

Weighted average shares outstanding:
Basic	56,354	54,660	55,914
Diluted	57,326	55,269	56,561
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
GAAP net income	$27,290	$15,435	$26,493

Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	4,107	5,254	4,020
Purchase of in-process technology	—	800	—
Benefit for income taxes (NOTE 1)	—	—	(3,129)
Tax effect of adjustments	(1,514)	(1,905)	(1,481)

Non-GAAP net earnings (NOTE 2)	$29,883	$19,584	$25,903

Non-GAAP net earnings per share (NOTE 2)	$0.52	$0.35	$0.46

Weighted average shares outstanding — diluted	57,326	55,269	56,561

NOTE 1: The three month period ended December 31, 2006 includes a net tax benefit of $3,129 attributable to the impact on prior 2006 quarters of the retroactive extension of the R&D tax credit from January 1, 2006 through December 31, 2006 and to a reduction of the valuation allowance on state tax credits.

NOTE 2: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	March 31, 2007	December 31, 2006
ASSETS
Cash and short-term investments	$313,257	$289,957
Trade accounts receivable	131,817	123,658
Inventories	157,356	149,820
Other current assets	31,362	28,003

Total current assets	633,792	591,438
Property, plant and equipment, net	78,851	79,463
Long-term investments	2,463	2,816
Goodwill	323,715	323,973
Other acquired intangible assets	40,275	43,104
Other assets	2,608	2,926

Total assets	$1,081,704	$1,043,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$22,080	$23,021
Accounts payable	43,533	38,541
Accrued expenses and other liabilities	57,564	58,424

Total current liabilities	123,177	119,986
Long-term debt	6,037	6,113
Other long-term liabilities	19,794	16,402

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	691,030	680,164
Retained earnings	231,413	210,877
Other stockholders’ equity	10,140	10,065

Total stockholders’ equity	932,696	901,219

Total liabilities and stockholders’ equity	$1,081,704	$1,043,720